                                                                   EXHIBIT 10.14

                         LICENSE AND SUPPLY AGREEMENT

          This License and Supply Agreement, effective as of April 1, 1996,
                                                             -------
(the "Effective Date") is made by and between Aastrom Biosciences, Inc., a Michigan corporation having its principal place of business at Lobby L, Domino's Farms, Ann Arbor, Michigan 48106 ("AASTROM") and Immunex Corporation, a Washington corporation having its principal place of business at 51 University Street, Seattle, Washington 98101 ("IMMUNEX").

                                   AGREEMENT
                                   ---------

          In consideration of the mutual covenants and undertakings set forth herein, IMMUNEX and AASTROM hereby agree as follows:

1.  BACKGROUND
    ----------

    1.1  Development and Supply of Products and Technology.
         -------------------------------------------------
IMMUNEX has discovered and developed Cytokines (Pixykine(R) PIXY321, Flt3 ligand and Leukine(R) GM-CSF) and enzyme-linked immunoassay ("ELISA") reagents for the Cytokines ("Ancillary Materials"), that are collectively referred to herein as "Supplied Products," and certain cell culture technology, that together with Supplied Products are "Licensed Technology," and is the owner of certain patent rights relating to the Licensed Technology ("Licensed Patent Rights") that may be useful in or relate to the field of extracorporeal cell culture and transplantation ("ECCAT"). IMMUNEX intends to supply AASTROM with Supplied Product and to provide a nonexclusive license to AASTROM to the Licensed Technology and Licensed Patent Rights for Supplied Product purchased by AASTROM, subject to the terms of this Agreement.

    1.2  Purchase and Use of Supplied Product and Licensed Technology.
         ------------------------------------------------------------
AASTROM is a developer of certain ECCAT systems (instrumentation and single-use plastic disposables operated by the instrumentation, referred to herein as the "Systems") and desires to purchase Supplied Products from IMMUNEX for distribution, sale and use with the Systems. AASTROM also desires access to the Licensed Technology and Licensed Patent Rights to make, use and sell the Systems and services incorporating the Licensed Technology or otherwise covered by the Licensed Patent Rights.

2.  DEFINITIONS
    -----------

    2.1  All initially capitalized terms shall have the meanings specified below:
         "Affiliate" shall mean any entity that directly or indirectly
          ---------
controls, is controlled by or is under common control with a party to this Agreement. The term "control" as used herein shall mean the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

         "Ancillary Materials" shall mean ELISA reagents that are useful in
          -------------------
assay or quantification of Cytokines, and other materials made available by IMMUNEX to AASTROM to facilitate use of Licensed Technology.

         "Calendar Quarter" shall mean each three-month period commencing
          ----------------
January 1, April 1, July 1 and October 1 of each year during the Term.

          "Calendar Year" shall mean each twelve-month period commencing the
           -------------
first Calendar Quarter following the Effective Date of each year during the Term.

          "Confidential Information"  shall mean any and all proprietary or
           ------------------------
confidential information owned by AASTROM or IMMUNEX that is provided to the other party. Confidential Information shall not be deemed to include information that:

             (a) is or becomes known publicly through no fault of the recipient;

             (b) is learned by the recipient from a Third Party entitled to disclose it;

             (c) is developed by the recipient independently of information obtained from the disclosing party;

             (d) is already known to the recipient before receipt from the disclosing party, as shown by prior written records; or

             (e) is released with the prior written consent of the disclosing party.

          "Cytokine" shall mean an IMMUNEX cytokine product identified
           --------
in Exhibit B.

          "Effective Date" shall mean the date set forth in the first
           --------------
paragraph of this Agreement.

          "FDA" shall mean the United States Food and Drug Administration or any
           ---
successor agency vested with administrative and regulatory authority to approve testing and marketing of human pharmaceutical or biological therapeutic products in the United States.

          "Field" shall mean development, manufacture, testing, use and sale of
           -----
systems, techniques, equipment, devices and associated technologies for explanation, separation, culture, testing and transplantation of cells, referred to collectively as "extracorporeal cell culture and transplantation" ("ECCAT"). The Field excludes all parenteral or in-vivo uses of Cytokines or Supplied Products, which are expressly reserved to IMMUNEX.

          "Force Majeure" shall mean any act of God or the public enemy, any
           -------------
accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order issued by a court or other authorized official, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event; provided, however, that no such Force Majeure circumstance or event shall excuse any failure or delay beyond a period exceeding one hundred eighty (180) days from the date such performance would have been due but for such circumstance or event.

          "GMP" shall mean the regulatory requirements for good manufacturing
           ---
practices promulgated by the FDA under the Federal Food, Drug and Cosmetic Act, as amended, 21 C.F.R. et seq.

          "Improvement" shall mean any invention or improvement involving a
           -----------
Cytokine or Licensed Technology that is made by employees of AASTROM, whether solely or jointly with employees of IMMUNEX.


          "Licensed Patent Rights" shall mean the patents and patent
           ----------------------
applications identified in Exhibit A; any divisional, continuation or continuation-in-part applications that

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

claim priority based upon such applications; any patents that issue in respect of the foregoing applications; and any reissues or extensions of such patents, and any other patents or patent applications owned or controlled by IMMUNEX that are necessary and useful to permit AASTROM to use and sell Licensed Technology in the Field.

         "Licensed Technology" shall mean the Cytokines, Ancillary Reagents,
          -------------------
and any related technology, know-how, data, information and results that IMMUNEX has a right to disclose or transfer to AASTROM, and that is necessary or useful to permit AASTROM to use the Cytokines or Ancillary Materials and is transferred to AASTROM.

         "Licensed Trademarks" shall mean Cell Software(TM), Leukine(R) and
          -------------------
Pixykine(R).

         "Manufacturing Regulatory Documentation" shall mean a Drug Master File
          --------------------------------------
or other Regulatory Filing owned by IMMUNEX and filed with the FDA that contains definitive technical information concerning a Supplied Product.

         "Order" shall mean each quantity of a Supplied Product sold to AASTROM
          -----
under a separate invoice.

         "Person" shall mean any individual, partnership, corporation, firm,
          ------
association, unincorporated organization, joint venture, trust or other entity.

         "Purchase Order" shall have the meaning specified in Section 3.9
          --------------
hereof.

         "Regulatory Filing" shall mean a filing with a regulatory agency, for
          -----------------
example, the FDA, that concerns a Cytokine or use of a Cytokine in the Field.

         "Supplied Product(s)" shall mean Cytokines and Ancillary Materials
          -------------------
produced by IMMUNEX for AASTROM; or, as permitted under this Agreement, produced by AASTROM or a Third Party.

         "Supply Price" shall mean the price paid by AASTROM to IMMUNEX to
          ------------
obtain Supplied Product for sale or distribution to end users of Licensed Technology.

         "Systems" shall mean AASTROM's ECCAT systems, consisting of certain
          -------
instrumentation and single-use plastic disposables for use with the instrumentation, as well as any related documentation.

         "Territory" shall mean North America, consisting of the United States
          ---------
of America and Canada, and their respective territories and possessions.

         "Third Party" shall mean any Person other than a party to this
          -----------
Agreement or an Affiliate.

3.  SUPPLY AND USE OF MATERIALS
    ---------------------------

    3.1  Supply of Supplied Products. Subject to the terms of this Agreement,
         ----------------------------
IMMUNEX shall manufacture and sell to AASTROM, and AASTROM shall purchase exclusively from IMMUNEX, AASTROM's requirements of the Supplied Products for sale or use by AASTROM in conjunction with the Systems. AASTROM shall not be obligated to purchase its requirements of GM-CSF from IMMUNEX in countries other than the United States. All Supplied Products shall be sold and delivered to AASTROM in the Territory, and all sales shall be deemed to have been made in the United States.

    3.2  Supply Price. The Supply Price applicable to the Supplied Products to
         ------------
be sold by IMMUNEX to AASTROM pursuant to Section 3.1 hereof shall be that set forth in Exhibit B, which is attached hereto and made a part of this Agreement.

    3.3  Supply of Research Quantities of Cytokines for Preclinical Research.
         -------------------------------------------------------------------
IMMUNEX shall provide reasonable research quantities of Cytokines and Ancillary Materials to AASTROM solely for AASTROM's own use in preclinical research, and not for resale or distribution to any other Person, at no charge to AASTROM.

    3.4  Technical Assistance. Upon request and at no charge, IMMUNEX shall make
         --------------------
its employees available (at their normal places of employment or by telephone) to provide reasonable levels of technical assistance to AASTROM concerning AASTROM's use of the Supplied Products or AASTROM's preparation of Regulatory Filings.

    3.5  Regulatory Filings. AASTROM shall file and be the owner of record for
         ------------------
all Regulatory Filings developed by AASTROM applicable to use of Supplied Products with the Systems. IMMUNEX shall permit AASTROM to cross-reference its Drug Master Files and Regulatory Filings to enable AASTROM to complete Regulatory Filings applicable to the Systems. IMMUNEX owns, and shall retain all right, title and interest in and to the Manufacturing Regulatory Documentation, and any other Regulatory Filing prepared and submitted by IMMUNEX to obtain or maintain regulatory approval of a Supplied Product. Each party shall, upon request and at no charge to the other, reasonably cooperate with and assist the other in preparing Regulatory Filings. Such cooperation shall extend to reasonable consultation by telephone or at the cooperating party's normal business location, but shall not include preparation of Regulatory Filings for the other party. All nonpublic information provided by one party to the other in preparing Regulatory Filings shall be deemed to be Confidential Information of the disclosing party. AASTROM's or IMMUNEX's right to cross-reference any Regulatory Filings owned by the other shall not extend to any Confidential Information of any Third Party that may be incorporated into a Regulatory Filing.

    3.6  Clinical Studies. AASTROM shall be independently and solely responsible
         ----------------
for the design, implementation and evaluation of any human clinical studies used to obtain clinical data for use in preparing Regulatory Filings. AASTROM shall provide IMMUNEX with a complete copy of any clinical study protocol in which Supplied Products are used, as well as copies of any final abstracts or publications concerning the results of such study. AASTROM shall report any serious and unexpected adverse event that occurs in a clinical study involving Supplied Products. This report shall be provided by telephone or fax to the Professional Services Department at IMMUNEX (fax: 800-221-6820) as soon as possible and shall be confirmed and updated in writing within 24 hours after occurrence.

    3.7  Manufacture of Product for Clinical Studies and Commercial Sale.
         ---------------------------------------------------------------
During the term of this Agreement, and for an additional one year period if IMMUNEX notifies AASTROM that it will not renew the Agreement under Section 8.7, and for two additional years should IMMUNEX cease supply per the terms of this Agreement under Section 3.19, IMMUNEX shall use reasonable commercial efforts to manufacture all of the requirements of AASTROM for each Supplied Product and release all quantities ordered by AASTROM in the Calendar Quarter specified in each accepted Purchase Order. IMMUNEX's supply obligations shall be limited in any year, at its option, to the projected number of vials of each Supplied Product specified by AASTROM in the Annual Requirements Forecast. In the event of any supply constraint, IMMUNEX shall allocate the available quantities of Supplied Products among itself and its licensees in a fair and equitable manner. Each Supplied Product released to AASTROM for clinical studies or commercial sale shall be manufactured in material compliance with current GMP and according to manufacturing information in the Manufacturing Regulatory Documentation. IMMUNEX shall perform sufficient quality control testing of all Supplied Products released to AASTROM to establish compliance with any release specifications required by the Manufacturing Regulatory Documentation.

    3.8  Annual Requirements Forecast. AASTROM shall inform IMMUNEX of its
         ----------------------------
forecasted requirements for each Supplied Product to be released to AASTROM during each Calendar Year ("Annual Requirements Forecast"). Within 30 days following the Effective Date, AASTROM shall provide IMMUNEX with a forecast of its Supplied Product requirements by Calendar Quarter for the remainder of 1996. On or before July 31 of each Calendar Year during the Term, AASTROM shall provide IMMUNEX with a forecast of its Supplied Product requirements for each Calendar Quarter of the following Calendar Year. Each such Annual Requirements Forecast shall not constitute a Purchase Order but rather a non-binding estimate to assist IMMUNEX in scheduling its facilities to manufacture Supplied Products. In the event that AASTROM shall, during the first three Calendar Quarters of any Calendar Year, fail to provide IMMUNEX with Purchase Orders for at least 25% of the quantity of each Supplied Product specified in the Annual Requirements Forecast applicable to such Calendar Year, IMMUNEX shall have the right to cease supply of such Supplied Product pursuant to Section 3.19 hereof following notice to AASTROM. Following the effective date of such notice, IMMUNEX shall provide AASTROM with thirty (30) days in which to submit a Purchase Order that will increase the quantity of Supplied Product subject to AASTROM's Purchase Orders in such Calendar Year to at least 25% of the Annual Requirements Forecast applicable to such Calendar Year.

    3.9  Purchase Orders. On or before the first day of each Calendar Quarter
         ---------------
during the Term, AASTROM shall provide IMMUNEX with a Purchase Order specifying the quantity of each Supplied Product to be released to AASTROM in the following Calendar Quarter and a schedule specifying the dates upon which such quantity, or any fraction thereof, is to be released to AASTROM. Following acceptance by IMMUNEX, a Purchase Order shall not be cancelable by AASTROM without the consent of IMMUNEX. AASTROM may submit additional Purchase Orders during each Calendar Quarter which IMMUNEX shall accept, provided that adequate quantities of Supplied Products are available for supply to AASTROM and that such Purchase Orders otherwise comply with all other terms of this Agreement. IMMUNEX shall have no obligation to undertake additional production or vialing campaigns to produce any Supplied Products for AASTROM that have not been specified in an Annual Requirements Forecast or a Purchase Order provided in accordance with this Section 3.9.

    3.10  Supplied Product Specifications; Development of New Formulations.
          ----------------------------------------------------------------
Immediately following the Effective Date, IMMUNEX shall provide Supplied Products to AASTROM in the available vialed formulations and vial sizes specified in the current Drug Master Files applicable to such Supplied Products. As new vialed formulations or vial sizes become available, IMMUNEX shall provide such new formulations or vial sizes to AASTROM and cause the Manufacturing Regulatory Documentation to be amended or supplemented to reflect all specifications applicable to such new formulations or vial sizes. IMMUNEX shall use reasonable commercial efforts to develop a 250 ug vialed formulation of each of PIXY321 and Flt3L. IMMUNEX shall have no obligation under this Agreement to develop any other vial sizes or formulations for AASTROM.

    3.11  Specification Changes.  Unless otherwise agreed by the parties,
          ---------------------
IMMUNEX shall have no obligation to manufacture any Cytokine for AASTROM according to processes or specifications that vary from those set forth in the applicable Manufacturing

Regulatory Documentation. Following the establishment of a standard formulation for each Cytokine, IMMUNEX shall use reasonable commercial efforts to maintain the integrity and consistency of all specifications applicable to Cytokines. In the event that IMMUNEX deems it necessary to revise any specifications, procedures or Manufacturing Regulatory Documentation applicable to a Cytokine, IMMUNEX shall provide reasonable advance notice of any such revision to AASTROM. All specification changes that result in procedures or limits that exceed or differ from those set forth in the Manufacturing Regulatory Documentation shall be submitted to the FDA before being implemented. IMMUNEX shall take reasonable actions in consultation with AASTROM to ensure that any such changes do not compromise any clinical study or Regulatory Filing of AASTROM.

    3.12  Quality Control Testing and Release of Products. Following manufacture
          -----------------------------------------------
of each lot from which any Order is to be provided to AASTROM hereunder, IMMUNEX shall perform all quality control testing required to establish compliance of the lot with applicable specifications. A certificate of analysis shall be issued upon satisfactory completion of quality control testing of such lot. If quality control testing is successfully completed and a Purchase Order has been received, an Order shall be released to AASTROM on the date specified in the Purchase Order (the "Release Date"). Upon the Release Date, (a) IMMUNEX shall ship the Order to a location in the Territory as instructed by AASTROM, (b) upon receipt, title to such Order shall transfer to AASTROM, and (c) AASTROM shall be invoiced for the Order at the Supply Price at that time in effect.

    3.13  Documentation. Not later than the time of delivery of each Order,
          -------------
IMMUNEX shall provide AASTROM with a certificate of analysis applicable to each lot of Supplied Products included in each Order released to AASTROM. IMMUNEX shall document each step of the manufacturing and processing procedure and shall maintain retention samples of each lot in accordance with applicable FDA requirements. Complete batch records for all Supplied Products manufactured for AASTROM shall be maintained at IMMUNEX for inspection at any time by AASTROM at IMMUNEX's place of business upon reasonable notice to IMMUNEX. Any proprietary information of IMMUNEX contained in such batch records shall be deemed to be Confidential Information of IMMUNEX.

    3.14  Storage and Shipping. Following release, each Order shall be held for
          --------------------
AASTROM by IMMUNEX in secure storage for use by or shipment to AASTROM or to such other recipient as instructed by AASTROM. All Orders shall be shipped FOB IMMUNEX's United States facility to a location in the Territory as designated by AASTROM with the insurance paid by IMMUNEX. AASTROM shall be responsible for all shipping charges, which shall be itemized on each invoice by IMMUNEX. Title to and risk of loss for each Order shall transfer to AASTROM upon delivery to AASTROM's designated delivery location. AASTROM shall provide IMMUNEX with a specific list of approved carriers that meet AASTROM's specifications for handling during shipment. AASTROM shall be solely responsible for any reshipments of Supplied Products or any shipments of Supplied Products outside the Territory.

    3.15  Minimum Order Quantity. IMMUNEX will not act in the capacity of a
          ----------------------
distributor of Supplied Products to AASTROM's customers. At any time during the Term of this Agreement, IMMUNEX may establish reasonable minimum Order quantities (which will not exceed, absent AASTROM's consent, one Calendar Quarter's projected purchases as set forth in the applicable Annual Requirements Forecast) if AASTROM does not provide Purchase Orders specifying economically efficient Order quantities, or otherwise increase the prices charged to AASTROM for Supplied Products to include any additional costs incurred in filling Purchase Orders that do not meet reasonable minimum quantities.

    3.16  Acceptance; Payment Terms. Payment for each Order released to AASTROM
          -------------------------
shall be due forty-five (45) days following delivery and invoice, during which period AASTROM shall perform its acceptance testing. IMMUNEX shall provide AASTROM with descriptions of its release testing procedures and specifications to permit AASTROM to conform its acceptance testing to the methods used by IMMUNEX. If AASTROM provides evidence that such Order fails to meet the release specifications set forth in the Manufacturing Regulatory Documentation that are at that time in effect, payment shall not be due until the failure is corrected. If the results of quality control testing by AASTROM do not agree with those obtained by IMMUNEX, AASTROM shall promptly so notify IMMUNEX and the acceptance period shall be extended forty-five (45) days to enable the parties to retest the Order or otherwise attempt to reconcile their differences. In the event that such differences cannot be resolved by the parties, the parties shall designate an independent testing laboratory to test the Order. The findings of such independent testing laboratory shall be binding on the parties, absent manifest error. The expenses shall be borne by the party adversely affected by such findings. IMMUNEX shall have no obligation to supply additional Orders of Supplied Products to AASTROM if AASTROM declines to accept any Order due to the application of any specifications or acceptance testing procedures that are different from the release testing procedures and specifications employed by IMMUNEX, if such Order otherwise complies with the procedures and specifications employed by IMMUNEX. A late payment charge of 1% of the outstanding unpaid balance per month shall be payable if invoiced charges are not paid when due.

    3.17  Facility Visits. Upon reasonable prior notice to IMMUNEX, AASTROM or
          ---------------
its designee may (but shall not be required to) have its representatives audit IMMUNEX's production of Supplied Products for material compliance with current GMP, including observing at any time the manufacture of any Supplied Product, or any quality control or other services provided by IMMUNEX. These representatives shall comply with all applicable safety and security rules while present at facilities owned or operated by IMMUNEX.

    3.18  Scheduling of Campaigns; Delays. IMMUNEX shall employ reasonable
          -------------------------------
commercial efforts to maintain inventories of all Supplied Products sufficient to meet AASTROM's commercial requirements as specified in each Annual Requirements Forecast. IMMUNEX shall promptly advise AASTROM of significant unanticipated delays in the release of any Order. IMMUNEX shall not be liable to AASTROM for any delay in providing any Order, or the documentation relating to any Order, if such delay is caused by Force Majeure.

    3.19  Alternate Source of Supply. In the event that IMMUNEX elects to
          --------------------------
discontinue supplying AASTROM with any Supplied Product as provided in Section
3.8 above, or is prevented by Force Majeure from supplying AASTROM with any Supplied Product for a period of at least one hundred eighty (180) days, IMMUNEX shall use reasonable commercial efforts to grant AASTROM a nonexclusive license to make or have made the Cytokine corresponding to such Supplied Product for use or sale in the Field and Territory, transfer to AASTROM or its designee (which could include, for example, a mutually acceptable contract manufacturer) all Licensed Technology and any available license rights (apart from facilities, commercially available raw materials or equipment) that are necessary or useful in manufacturing such Cytokine in an alternative facility, and shall use reasonable commercial efforts to cooperate with AASTROM to continue to supply Supplied Product from its inventories to meet AASTROM's requirements for Supplied Product until an alternate source of supply is established. IMMUNEX shall not be obligated to grant such licenses or transfer any technologies in the event that a dispute over acceptance procedures or specifications cannot be resolved as provided in Section 3.16 hereof, or IMMUNEX and AASTROM are unable to resolve any dispute over pricing. In such event, AASTROM shall be entitled to terminate this Agreement, subject to the liquidated damages provisions of Section 8.4 hereof.

    3.20  Place of Payment. Payments by AASTROM to IMMUNEX will be made in
          ----------------
United States Dollars by wire transfer to an account designated by IMMUNEX located in the United States.

4.  GRANT OF LICENSE
    ----------------

    4.1  License.  IMMUNEX hereby grants AASTROM a nonexclusive license under
         -------
the Licensed Patents and Licensed Technology, to use and sell the Supplied Products in the Field and Territory. The license granted hereunder includes the right to grant sublicenses to purchasers or distributors of the Systems, to preclinical or clinical investigators, or Affiliates of AASTROM, to use or sell the Supplied Products in the Field and Territory, but excludes the right to sell or to use the Supplied Products outside the Field and Territory. The scope of the Territory to which this license applies may be amended during the Term.

    4.2  Expanded Territorial Rights. IMMUNEX and AASTROM each desire to extend
         ---------------------------
the Territory to which the license granted pursuant to Section 4.1 hereof applies to include all countries in the world ("Expanded Territorial Rights"). IMMUNEX has commenced negotiations with American Cyanamid Company and American Home Products Corporation ("AHP") to obtain rights under prior agreements with such companies enabling IMMUNEX to grant the Expanded Territorial Rights to AASTROM. IMMUNEX shall continue such negotiations, and any other negotiations that it deems reasonably necessary to secure appropriate licenses and rights necessary to extend and protect such Expanded Territorial Rights. Pending resolution of such negotiations, IMMUNEX will not object to the commencement of any clinical trials by AASTROM outside of the Territory using Supplied Products sold to AASTROM in the Territory. If such negotiations are successful, IMMUNEX shall immediately amend this Agreement, at no additional charge or fee to AASTROM, to grant AASTROM Expanded Territorial Rights.

    4.3  Licensed Trademarks. IMMUNEX hereby grants AASTROM a nonexclusive
         -------------------
license to make, have made, use and sell products and services using the Licensed Trademarks in the Field and Territory, solely in connection with AASTROM's use, sale and distribution of Supplied Products for use in conjunction with the Systems. AASTROM's use of Licensed Trademarks shall at all times comply with all reasonable instructions and specifications provided by IMMUNEX.

    4.4  Non-competition. During the term of this Agreement, neither IMMUNEX nor
         ---------------
any Affiliate of IMMUNEX shall directly compete with AASTROM by selling Supplied Products to AASTROM's customers for use with the Systems. AASTROM shall not sell or distribute Supplied Products to customers of IMMUNEX or customers of other companies to which IMMUNEX provides Supplied Products for use with proprietary systems of such other companies. In the event that IMMUNEX enters into any subsequent supply or license agreements with other companies for Supplied Products, IMMUNEX shall obtain a covenant from such companies that they will not sell or distribute Supplied Products to AASTROM's customers for use with the Systems.

5.  FEES AND ROYALTIES
    ------------------

    5.1 Fees. In consideration of the value of research and development
        ----
previously conducted by IMMUNEX in developing the----Supplied Products and Ancillary Materials and in assisting AASTROM with its development efforts prior to the Effective Date,

AASTROM shall pay IMMUNEX a Signing Fee of $1,500,000, due and payable thirty
(30) days following the Effective Date. In order to maintain its license and supply rights, AASTROM shall pay IMMUNEX an annual Fee of $1,000,000, which shall be due and payable on each one year anniversary of the Effective Date during the Term. If any such Annual Fee is not paid when due, IMMUNEX shall have the right to terminate this Agreement for material breach, upon notice to AASTROM as provided in Section 8.2(a) hereof.

    5.2  Royalties. AASTROM shall have no obligation to pay royalties to IMMUNEX
         ---------
in respect of the licenses granted to AASTROM under Section 4 hereof, or otherwise in respect of the use or sale of Supplied Products that are supplied by IMMUNEX. In the event that AASTROM or its designee manufactures any Cytokine that is subject to Licensed Patent Rights or is manufactured using Licensed Technology transferred by IMMUNEX to AASTROM or AASTROM's designee as provided in Section 3.19 hereof, AASTROM shall pay IMMUNEX royalties in respect of the net sales value of such Cytokine, as well as pay any royalties to Third Parties that IMMUNEX would have been obligated to pay in respect of the net sales value of such Cytokine. The royalties payable to IMMUNEX by AASTROM, as well as all other terms applicable to the reporting any payment of such royalties, shall be determined by good-faith negotiation between IMMUNEX and AASTROM, taking into account the value of the Licensed Technology, customary commercial practices in the U.S. biotechnology, pharmaceutical and medical device industries, and other relevant factors.

    5.3  Records. AASTROM shall keep and maintain, in accordance with generally
         -------
accepted accounting principles, proper and complete records and books of account documenting all sales or other dispositions of Supplied Products as well as sales or other dispositions of the Systems that include Supplied Products. At IMMUNEX's request and expense, AASTROM shall permit an independent public accounting firm selected by IMMUNEX to have access, not more than once in any consecutive four Calendar Quarters, to such books and records for the sole purpose of verifying sales reported by AASTROM to IMMUNEX for purposes of Exhibit B, or for calculating any royalties due IMMUNEX.

6.  INTELLECTUAL PROPERTY
    ---------------------

    6.1  Inventions. AASTROM shall inform IMMUNEX of any material Improvement
         ----------
that is made by its employees, provided such Improvement has been formalized as a disclosure. Title to any invention made by an employee or employees of either party in connection with its activities under this Agreement shall vest in the employer of such employee or employees in accordance with the patent laws of the United States. Inventions made jointly by one or more employees of each party shall be jointly owned. Each party shall inform the other in the event that its employees report the making of a joint invention. Each party shall cooperate with the other in completing any patent applications to secure patent rights for inventions in which the other has an ownership interest, and in perfecting such other party's legal title thereto. If AASTROM does not itself elect to obtain patent coverage in any territory for any disclosed Improvement that is made solely by its employees, it shall provide IMMUNEX with the opportunity to prepare and file appropriate patent applications covering the disclosed Improvement. Any patent rights resulting from such patent applications will be included within the scope of Licensed Patent Rights.

    6.2  Notification and Abatement of Patent Infringement. AASTROM shall notify
         -------------------------------------------------
IMMUNEX of any infringement known to AASTROM by any Person of any Licensed Patent Rights that apply also to operations of AASTROM, and shall provide IMMUNEX with the available evidence, if any, of such infringement. If such infringement is demonstrated by AASTROM to have resulted in competitive harm, or would reasonably be expected to result in harm to AASTROM, AASTROM shall have the right to request that IMMUNEX commence suit or otherwise abate such infringement. If, following such notice, IMMUNEX has not commenced such suit within one hundred eighty (180) days following such notice, AASTROM shall have the right to suspend payment of any annual fees or royalties payable hereunder (but not any payments for Supplied Products) until IMMUNEX commences such suit or otherwise abates the infringement by licensing or otherwise. IMMUNEX shall not be obligated to undertake any patent enforcement activities if AASTROM has not paid IMMUNEX total annual fees equal to at least $3,500,000.

    IMMUNEX shall not be obligated to enforce Licensed Patent Rights against more than one infringer at any one time.

    6.3  General Obligation of Confidentiality. During the Term and for a period
         -------------------------------------
of five (5) years thereafter, AASTROM and IMMUNEX shall maintain in confidence the respective Confidential Information received or obtained from the other party, and use such Confidential Information solely for the purposes contemplated and permitted by this Agreement. Each party shall maintain communications to each other in confidence. Each party acknowledges that all Confidential Information exchanged or developed hereunder shall be owned by the transferor and shall continue to be owned by the transferor following transfer.

    6.4  Permitted Disclosures. Notwithstanding Section 6.3 hereof, IMMUNEX and
         ---------------------
AASTROM shall, to the extent necessary, have the right to disclose and use Confidential Information of the other party:

         (a) to prepare or supplement any Regulatory Filing applicable to the use of a Supplied Product in the Field, or otherwise to assist in securing institutional or government approval to clinically test or government approval to market a Supplied Product for use in the Field; or

         (b) where the disclosure and use of the Confidential Information will be useful or necessary to the procurement of Licensed Patent Rights;

provided that the affected party shall have been notified of such disclosure and that any such disclosure shall be in confidence and subject to provisions the same, or substantially the same, as those in Section 6.3 hereof, whenever reasonably possible.

    6.5  Publicity, Use of Names or Trademarks. Neither party shall originate
         -------------------------------------
any press release concerning this Agreement or the subject matter hereof without the prior written approval of the other party, which approval shall not be unreasonably withheld. Except as provided in Section 4.3 hereof with respect to Licensed Trademarks, neither party shall have the right to use the name or any trade name or trademark of the other in any form of publicity, advertising, or solicitation without the prior written approval of the other party. The trademarks Immunex(R), Leukine(R), Pixykine(R) and Cell Software(TM) are the exclusive property of IMMUNEX.

7. WARRANTIES AND REPRESENTATIONS
   ------------------------------

   7.1  Warranties and Representations of IMMUNEX. IMMUNEX represents and
        -----------------------------------------
warrants to AASTROM that:

        (a) IMMUNEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary corporate power to enter into and perform its obligations under this Agreement;

         (b) the execution, delivery and performance of this Agreement by IMMUNEX have been duly authorized and approved by all necessary corporate action, and that the Agreement is binding upon and enforceable against IMMUNEX in accordance with its terms (subject to bankruptcy and similar laws affecting the rights of creditors generally);

         (c) IMMUNEX is the owner of the Licensed Patent Rights, Licensed Technology and Licensed Trademarks, and has the right to grant AASTROM the licenses granted hereunder, subject to any dominating patent rights of third parties (for example, IL-3 or GM-CSF patents owned or controlled by Genetics Institute, Inc. or Sandoz AG) and the rights of AHP under applicable agreements with IMMUNEX;

         (d) IMMUNEX is not aware of any special or unusual hazards that would arise as a result of AASTROM's use of Licensed Technology as permitted hereunder;

         (e) Each lot of each Supplied Product delivered to AASTROM hereunder shall be manufactured, tested and released in material compliance with current GMP and the applicable Manufacturing Regulatory Documentation; and

         (f) Any documentation provided to AASTROM by IMMUNEX concerning any Supplied Product or Drug Master File shall be accurate in all material respects.

    7.2 Warranties and Representations of AASTROM. AASTROM represents and warrants to IMMUNEX that:

         (a) AASTROM is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all necessary corporate power to enter into and perform its obligations under this Agreement;

         (b) the execution, delivery and performance of this Agreement by AASTROM have been duly authorized and approved by all necessary corporate action, and that the Agreement is binding upon and enforceable against AASTROM in accordance with its terms (subject to bankruptcy and similar laws affecting the rights of creditors generally); and

         (c) AASTROM shall use the Licensed Technology in compliance with all applicable federal, state and local laws and regulations.

    7.3  Limitation of Liability. IMMUNEX has no knowledge or awareness of or
         -----------------------
control over the manner in which AASTROM intends to use the Licensed Technology. IMMUNEX shall not be liable to AASTROM for any losses, damages, costs or expenses of any nature incurred or suffered by AASTROM or by a Third Party, arising out of any dispute or other claims or proceedings made by or brought against AASTROM, (including, without limitation, product liability claims and claims by a Third Party alleging infringement of its intellectual property rights by the use or sale of any Supplied Product or System), nor shall IMMUNEX be responsible in any way for dealing with any such disputes, claims or proceedings, except to the extent that any such dispute, claim or proceeding arises from (a) a breach by IMMUNEX of any warranty set forth in Section 7.1 hereof, or (b) any failure by IMMUNEX to manufacture, test, document or release any Supplied Product in material compliance with current GMP and the applicable Manufacturing Regulatory Documentation. IMMUNEX shall not be responsible to AASTROM for any interruption in supply that is caused by Force Majeure. EXCEPT AS SET FORTH IN SECTION 7.1(e) HEREOF, IMMUNEX MAKES NO PRODUCT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IMMUNEX

SHALL NOT BE LIABLE FOR ANY USE OF LICENSED TECHNOLOGY BY AASTROM OR FOR ANY LOSS, CLAIM, DAMAGE, OR LIABILITY, OF ANY KIND OR NATURE, WHICH MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR FROM THE USE, HANDLING OR STORAGE OF THE SUPPLIED PRODUCTS OR ANCILLARY MATERIALS. NEITHER PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

    7.4  AASTROM's Right to Indemnification. IMMUNEX shall indemnify each of
         ----------------------------------
AASTROM, its successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "AASTROM Indemnitees"), pay on demand and protect, defend, save and hold each AASTROM Indemnitee harmless from and against, on an after-tax basis, any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees) (any of the foregoing, a "Claim") incurred by or asserted against any AASTROM Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, arising from or occurring as a result of (a) the use of any Licensed Technology by IMMUNEX or any Affiliate, agent or Third Party licensee of IMMUNEX (other than AASTROM) or
(b) any breach of this Agreement by IMMUNEX, (including (i) any breach by IMMUNEX of any warranty set forth in Section 7.1 hereof, or (ii) any failure by IMMUNEX to manufacture, test, document or release any Supplied Product in material compliance with current GMP and the applicable Manufacturing Regulatory Documentation) except in any case claims resulting from the gross negligence or willful misconduct of AASTROM. AASTROM shall promptly notify IMMUNEX of any Claim, upon becoming aware thereof, and permit IMMUNEX at IMMUNEX's cost to defend against such Claim and shall cooperate in the defense thereof. Neither IMMUNEX nor AASTROM shall enter into, or permit, any settlement of any such Claim without the express written consent of the other party. AASTROM may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of IMMUNEX and will cooperate with IMMUNEX or its insurer in the disposition of any such matter.

    7.5  IMMUNEX Right to Indemnification. AASTROM shall indemnify each of
         --------------------------------
IMMUNEX, its successors and assigns, and the directors, officers, employees, agents and counsel thereof (the "IMMUNEX Indemnitees"), pay on demand and protect, defend, save and hold each IMMUNEX Indemnitee harmless from and against, on an after-tax basis, any and all Claims incurred by or asserted against any IMMUNEX Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability or violation of government regulation, arising from or occurring as a result of (a) the use of any Supplied Product, Licensed Technology or Licensed Patent Rights by AASTROM or any Affiliate, agent or employee of AASTROM, (b) any breach of this Agreement by AASTROM, or (c) infringement of patent or other proprietary rights of a Third Party, except in any case claims resulting from the gross negligence or willful misconduct of IMMUNEX. IMMUNEX shall promptly notify AASTROM of any Claim, upon becoming aware thereof, and permit AASTROM at AASTROM's cost to defend against such Claim and shall cooperate in the defense thereof. Neither IMMUNEX nor AASTROM shall enter into, or permit, any settlement of any such Claim without the express written consent of the other party. IMMUNEX may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of AASTROM and will cooperate with AASTROM or its insurer in the disposition of any such matter.

8.  TERM AND TERMINATION
    --------------------

    8.1  Normal Termination. Unless terminated early or renewed as provided
         ------------------
hereunder, this Agreement shall commence on the Effective Date and shall terminate upon the fifth (5th) anniversary of the Effective Date (the "Term").

    8.2  Termination by IMMUNEX. IMMUNEX shall have the right to terminate this
         ----------------------
Agreement, including the licenses granted pursuant to Sections 4.1 and 4.2 hereof, effective immediately upon written notice of termination to AASTROM in the event that:

         (a) AASTROM fails to perform or observe or otherwise breaches any of its material obligations under this Agreement and such failure or breach continues unremedied for a period of sixty (60) days after receipt by AASTROM of written notice thereof from IMMUNEX;

         (b) a proceeding or case shall be commenced without the application or consent of AASTROM and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon AASTROM, seeking (i) AASTROM's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidation or the like of AASTROM or of all or any substantial part of its assets, or (iii) similar relief in respect of AASTROM under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts.

    8.3 Termination by AASTROM for Cause other than Material Breach by IMMUNEX.
        ----------------------------------------------------------------------
Subject to Section 8.4 hereof, AASTROM shall have the right to terminate this Agreement at any time, effective immediately upon written notice of termination to IMMUNEX.

    8.4 Liquidated Damages upon Early Termination. Following the Effective Date,
        -----------------------------------------
Immunex will commit personnel, incur expenses and devote its resources to develop specialized formulations or vial sizes for the Supplied Products. In the event that AASTROM terminates this Agreement pursuant to Section 8.3 hereof prior to the payment to IMMUNEX of Annual Fees under Section 5.1 hereof equal to
*      AASTROM shall pay IMMUNEX liquidated damages that are equal to *




Such liquidated damages shall be paid by AASTROM to IMMUNEX within thirty (30) days following receipt of an invoice detailing the calculation thereof.

    8.5 Termination by AASTROM for Material Breach. AASTROM shall have the right
        ------------------------------------------
to terminate this Agreement, including the licenses granted pursuant to Sections
4.1 and 4.2 hereof, effective immediately upon written notice of termination to IMMUNEX in the event that:

        (a) IMMUNEX fails to perform or observe or otherwise breaches any of its material obligations under this Agreement and such failure or breach continues unremedied

    *CONFIDENTIAL PORTION REDACTED AND FILED SEPARATELY WITH THE COMMISSION for a period of sixty (60) days after receipt by IMMUNEX of written notice thereof from AASTROM;

        (b) a proceeding or case shall be commenced without the application or consent of IMMUNEX and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon IMMUNEX, seeking (i) IMMUNEX's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidation or the like of IMMUNEX or of all or any substantial part of its assets, or (iii) similar relief in respect of IMMUNEX under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts.

    8.6 Effect of Termination. In the event of any termination of this
        ---------------------
Agreement, all amounts previously invoiced and unpaid, or any accrued royalties due IMMUNEX, shall be due and payable as of the time of termination, except for any liquidated damages due pursuant to Section 8.4 which shall be paid as provided therein. Upon termination, all rights and licenses granted pursuant to
Section 4.1 and 4.2 hereof shall immediately terminate, but the provisions of Sections 6.3 and 6.4 hereof relating to Confidential Information and AASTROM shall cease use of all IMMUNEX trademarks. The liability and indemnification provisions of Sections 7.3, 7.4 and 7.5 hereof shall survive termination or expiration of this Agreement only with respect to Claims that arose from acts or circumstances that occurred prior to termination.

    8.7 Renewal. Subject to the provisions set forth below and in Sections 3.19
        -------
and 5.2, Immunex hereby grants AASTROM an option to renew this Agreement, or any amendment or renewal thereof, for an additional five (5) year term to commence upon expiration of the Term, provided that AASTROM notifies IMMUNEX of its intent to renew at least one year prior to the fifth (5th) anniversary of the Effective Date. AASTROM and IMMUNEX will negotiate the Supply Price applicable to the Supplied Product for the Renewal Term in good faith, said Supply Price to reflect any reasonable changes in manufacturing costs incurred by IMMUNEX that would cause a decreased profit margin to IMMUNEX in comparison with that attained during the initial term of the Agreement, AASTROM's profit margin on sales of the Systems, or any increases or decreases in the price charged by AASTROM or its licensees to customers for the Systems. If IMMUNEX elects to not renew the Agreement, then IMMUNEX will continue to supply AASTROM with Licensed Technology for two additional years from the date of written notification to AASTROM of IMMUNEX's intent not to renew, during which period IMMUNEX shall grant the licenses and transfer to AASTROM or its designee the Licensed Technology (apart from facilities, equipment or commercially available supplies) that is necessary or useful to manufacture Supplied Product in an alternative facility as provided in Section 3.19.

9.  MISCELLANEOUS PROVISIONS
    ------------------------

    9.1 No Implied Waivers; Rights Cumulative. No failure on the part of IMMUNEX
        -------------------------------------
or AASTROM to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

    9.2 Survival. All agreements, covenants, representations, warranties and
        --------
indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement.

    9.3 Notices. All notices, requests and other communications to IMMUNEX or
        -------
AASTROM hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy (fax) or other electronic facsimile transmission or by registered mail, or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto):

                                 Immunex Corporation
                                 51 University Street
                                 Seattle, Washington  98101
                                 Attention:  General Counsel
                                 FAX: (206) 233-0644

                                 Aastrom Biosciences, Inc.
                                 Lobby L, Domino's Farms
                                 Ann Arbor, Michigan 48106
                                 Attention:  President
                                 FAX:  (313) 665-0485

    9.4 Further Assurances. Each of IMMUNEX and AASTROM agrees to duly execute
        ------------------
and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

    9.5 Successors and Assigns. The terms and provisions of this Agreement shall
        ----------------------
inure to the benefit of, and be binding upon, IMMUNEX, AASTROM, and their respective successors and permitted assigns as provided in this Section. IMMUNEX shall have the right to assign or otherwise transfer any of its rights and interests, or delegate any of its obligations, to an Affiliate of IMMUNEX provided that such Affiliate agrees in writing to carry out in full any obligations to AASTROM that are assigned to it. Either party shall have the right to assign all of its rights and interests and delegate all of its obligations under this Agreement to any Person that is the successor in interest to the assigning party in any merger, consolidation or sale involving substantially all of the business and assets of the assigning party. Any other assignment or delegation shall only be valid and effective if the other party has provided its prior express written consent. Any attempt to assign or delegate any portion of this Agreement in violation of this Section shall be null and void. Subject to the foregoing, any reference to IMMUNEX or AASTROM hereunder shall be deemed to include the successors thereto and assigns thereof.

    9.6 Amendments. No amendment, modification, waiver, termination or discharge
        ----------
of any provision of this Agreement, nor consent to any departure by IMMUNEX or AASTROM therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by IMMUNEX and AASTROM, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by IMMUNEX and AASTROM.

    9.7  Governing Law. This Agreement shall in all respects, including all
         -------------
matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington applicable to contracts entered into in that state between citizens of that state and to be performed wholly within that state without reference to any rules governing conflicts of laws.

    9.8  Severability. If any provision hereof should be held invalid, illegal
         ------------
or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, IMMUNEX and AASTROM hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

    9.9  Headings. Headings used herein are for convenience only and shall not
         --------
in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

    9.10 Execution in Counterparts. This Agreement may be executed in any number
         -------------------------
of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

    9.11 Entire Agreement. This Agreement constitutes, on and as of the date
         ----------------
hereof, the entire agreement of IMMUNEX and AASTROM with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between IMMUNEX and AASTROM with respect to such subject matter are hereby superseded in their entireties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


IMMUNEX CORPORATION                     AASTROM BIOSCIENCES, INC.



By     /s/ Scott G. Hallquist            By     /s/ R. Douglas Armstrong
       ----------------------                   ------------------------


Title  Senior Vice President             Title  President/CEO
       ---------------------                    -------------

                       EXHIBIT A:  LICENSED PATENT RIGHTS

NOTE: LICENSE TO INTERNATIONAL RIGHTS IS SUBJECT TO PRIOR CONSENT OF AMERICAN HOME PRODUCTS CORPORATION

       Technology             Country       (Application SN)             Filing Date
                                             Patent Number             (Priority Date)
---------------------------------------------------------------------------------------
PIXYKINE(R)                United States       5,073,627            8/14/90   (8/22/89)
rh GM-CSF/IL-3 fusion                          5,108,910            3/22/91   (8/22/89)
protein
                           Australia           632372               8/14/90   (8/22/89)
                           Canada              (2,054,608)          10/31/91  (8/22/89)
                           Germany             DD297,188            8/22/90   (8/22/89)
                           Europe              0489116              8/14/90   (8/22/89)
                              Austria          0489116              8/14/90   (8/22/89)
                              Belgium          0489116              8/14/90   (8/22/89)
                              Denmark          0489116              8/14/90   (8/22/89)
                              France           0489116              8/14/90   (8/22/89)
                              Italy            0489116              8/14/90   (8/22/89)
                              Germany          0489116              8/14/90   (8/22/89)
                              Luxembourg       0489116              8/14/90   (8/22/89)
                              Liechtenstein    0489116              8/14/90   (8/22/89)
                              Netherlands      0489116              8/14/90   (8/22/89)
                              Spain            0489116              8/14/90   (8/22/89)
                              Sweden           0489116              8/14/90   (8/22/89)
                              Switzerland      0489116              8/14/90   (8/22/89)
                              United Kingdom   0489116              8/14/90   (8/22/89)
                           Finland             (920764)             8/14/90   (8/22/89)
                           Ireland             64202                8/21/90   (8/22/89)
                           Japan               (513381/90)          8/14/90   (8/22/89)
                           Mexico              (92 03426)           6/25/92   (8/22/89)
                           Malaysia            (PI9102157)          11/22/91  (8/22/89)
                           Norway              (920703)             8/14/90   (8/22/89)
                           Philippines         (44030)              3/11/92   (8/22/89)
                           PCT                 (PCT/US90/04599)     8/14/90   (8/22/89)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
rh Flt3L                   United States        (08/243,545)        5/11/94   (5/24/93)
                                                (08/444,626)        5/19/95   (5/24/93)
                                                (08/444,632)        5/19/95   (5/24/93)
                                                (08/444,625)        5/19/95   (5/24/93)
                                                (08/444,627)        5/19/95   (5/24/93)
                           Australia            69877/94            5/12/94
                           Canada                                   5/12/94
                           Europe               (94303575.8)        5/19/95   (5/24/93)
                           Finland              955646              5/12/94
                           Israel               (109677)            5/18/94   (5/24/93)
                           Japan                500715/95           5/12/94
                           Korea                705236/1995         5/12/94
                           Mexico               (943806)            5/23/94   (5/24/93)
                           Malaysia             (PI 9401321)        5/24/94   (5/24/93)
                           Norway               954735              5/12/94
                           New Zealand          267541              5/12/94
                           South Africa         94/3490             5/20/94   (5/24/93)
                           Thailand             (022529)            5/23/94   (5/24/93)
                           Taiwan               (83105225)          6/8/94    (6/8/94)
                           Taiwan               (83110743)          11/18/94  (11/18/94)
                           PCT                  (PCT/US94/05365)    5/12/94   (5/24/93)
---------------------------------------------------------------------------------------
Method for Improving       United States        5,199,942           9/26/91   (6/7/91)
Autologous
Transplantation            Australia            (21793/92)          6/5/92    (6/7/91)
                           Canada               (2,109,699)         6/5/92    (6/7/91)
                           Europe               (92913333.8)        6/5/92    (6/7/91)
                           Japan                (500649/93)         6/5/92    (6/7/91)
                           PCT                  (PCT/US92/04686)    6/5/92    (6/7/91)
---------------------------------------------------------------------------------------
Extracorporeal Cell        United States        (08/399,404)        3/6/95    (3/6/95)
Culture and
Transplantation Kits       PCT                  (PCT/US95/02886)    3/7/95    (3/6/95)
---------------------------------------------------------------------------------------
LEUKINE(R)                 United States        5,391,485           8/6/85
rh GM-CSF                                       5,229,496           10/6/88
                                                5,393,870           5/27/93
                           Canada               (514,337)           7/22/86
---------------------------------------------------------------------------------------

                     EXHIBIT B:  PRICE OF SUPPLIED PRODUCT

                     *







                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION